Exhibit 99.02

                                  PRESS RELEASE


CONTACT: Karen Chrosniak, Director of Investor Relations
         1-877-496-6704



                             Adelphia Press Release


              TIMOTHY J. RIGAS STEPS DOWN AS EXECUTIVE AT ADELPHIA

   Board Provides Special Committee of Independent Directors with Broad Powers

COUDERSPORT, Pa., May 16, 2002 - Adelphia Communications Corporation (Nasdaq:
ADLAE) today announced the resignation of Timothy J. Rigas, the Company's Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer. The announcement was made by Chairman and Interim Chief Executive Officer, Erland E. Kailbourne.

The Company also announced that a Special Committee of the Board consisting of three independent directors will have broad powers to conduct a full and thorough investigation into a number of issues, including ones regarding transactions between the Company and certain entities controlled by the Rigas family.

Leslie J. Gelber is Chairman of the Special Committee. Mr. Gelber is the President and Chief Operating Officer of Caithness Corporation, and was formerly the President of Cogen Technologies, Inc. and ESI Energy, Inc. The other members of the Special Committee are Dennis P. Coyle, General Counsel and Secretary of the FPL Group, Inc., and Florida Power & Light Company, and Mr. Kailbourne, the former Chairman and Chief Executive Officer of Fleet National Bank (New York Region), a member of the New York State Banking Board and a director of six companies.

Timothy Rigas' resignation is effective immediately. Beginning today, the Company's CFO responsibilities will be managed on an interim basis by the Special Committee and outside financial advisers. The Company is currently in the process of identifying a successor in the immediate future. Mr. Rigas will retain his seat on the Board of Directors.

Mr. Kailbourne said: "Adelphia is a company with tremendous assets, some of the best franchises in the cable industry, strong revenues and a great commitment to customer service. In the coming days and weeks, we are going to take the actions necessary to build on that solid foundation and put the Company on a path of renewed growth.

"Right now, Adelphia is under scrutiny and the Special Committee and I are totally committed to addressing all issues head-on and resolving them quickly and thoroughly. In so doing, we will act in the interest of all shareholders, lenders, employees and our customers.

"Our top priority is to restore the confidence of our lenders, shareholders and the marketplace as a whole. The only way to do that is to have a complete, unflinching review of all the questions that have been raised - and to make a full and candid disclosure of each and every problem the Company finds to exist.

"A Special Committee of the Board, made up of outside directors, is leading the investigation into these matters. The Board has authorized the Special Committee to hire a team of lawyers, forensic accountants and financial advisers to work on site at the Company. They are charged with reviewing the Company's books, records and practices, as well as interviewing employees. All this will be done with an eye toward reaching a prompt conclusion on each question that has been raised so far, and with a view toward resolving any additional issues we find.

"I pledge my personal cooperation, along with the Company's, with the investigations that are currently underway. I also pledge that we will have a company based on the principle of full and accurate disclosure of information. We will take whatever steps necessary to erase any doubts about the integrity of our operations or financial statements."

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc., matters arising out of the Company's delay in filing with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2001, and matters arising out of the pending internal investigation by the Special Committee of the Board of Directors of the Company. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.